UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2022

VISA INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999
San Francisco,
California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 432-3200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class A common stock, par value $0.0001 per share	V	New York Stock Exchange
(Title of each Class)	(Trading Symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2022, the board of directors (the "Board") of Visa Inc. (the "Company"), upon the recommendation of the Board's Nominating and Corporate Governance Committee, increased the size of the Board from 10 to 11 members and appointed Teri List to the Board, effective April 11, 2022, for a term that will expire at the Company's 2023 Annual Meeting of Stockholders. A press release announcing Ms. List's appointment to the Board is attached as Exhibit 99.1 and is incorporated by reference.

The Board determined that Ms. List is an independent director within the meaning of the New York Stock Exchange listing standards. Ms. List has also been appointed to the Board's Audit and Risk Committee and Compensation Committee. As provided in our Corporate Governance Guidelines, members of the Audit and Risk Committee ordinarily may not serve on more than three public company audit committees (including Visa’s). Any Audit and Risk Committee member’s service on over three public company audit committees will be subject to the Board’s determination that the member is able to fulfil their responsibilities. The Nominating and Corporate Governance Committee and the Board considered Ms. List’s service on four public company audit committees, including her professional qualifications, former experience as a public company chief financial officer, and the nature of and time involved in her service on other boards. Following such review, the Board has waived the limit for service on the Audit and Risk Committee for Ms. List.

There are no arrangements or understandings between Ms. List and any other persons pursuant to which she was selected as a director. There are no transactions involving the Company and Ms. List that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Ms. List will receive compensation for her Board and committee service in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 2, 2021.

The Company will enter into an indemnification agreement with Ms. List. Such form of indemnification agreement was included as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on January 31, 2020, and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued by Visa Inc., dated April 11, 2022

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.

Date: April 11, 2022	By:	/s/ Alfred F. Kelly, Jr.
Alfred F. Kelly, Jr. Chairman and Chief Executive Officer